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                                                                   EXHIBIT 10.13

                                           MANAGEMENT CONSULTING AGREEMENT dated
                                     as of January 4, 1996 between CTB, Inc., an
                                       Indiana corporation (the "Company"), and
                                   American Securities Capital Partners, L.P., a
                                               Delaware limited partnership (the
                                                                   "Consultant")


                  The Company desires to avail itself of the Consultant's expertise and consequently has requested the Consultant to provide such expertise, from time to time, in rendering certain management consulting and advisory services related to the business and affairs of the Company and its subsidiaries and the review and analysis of certain financial and other transactions. The Consultant and the Company agree that it is in their respective interests to enter into this Agreement whereby, for the consideration specified herein, the Consultant shall provide such services as an independent consultant to the Company.

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Company and the Consultant agree as follows;

                  SECTION 1. Retention of Consultant. The Company retains the Consultant, and the Consultant accepts such retention, upon the terms and conditions set forth in this Agreement.

                  SECTION 2. Term. This Agreement shall commence on January 4, 1996 and shall terminate on the earlier of (i) December 31, 2000 (the "Initial Term") or (ii) the date upon which entities affiliated with the Consultant cease to control on a fully-diluted basis directly or indirectly at least 20% of the voting power of the Company. Upon the termination of the Initial Term and each additional year thereafter, if any, for which this Agreement shall be extended pursuant to this sentence, this Agreement shall automatically be extended for an additional year unless notice to the contrary is given by either party at least 30 but no more than 60 days prior to such termination (the Initial Term and all extensions thereof are collectively referred to as the "Term").

                  SECTION 3. Management Consulting Services. (a) The Consultant shall advise the Company and its subsidiaries concerning such management matters as relate to proposed financial transactions, acquisitions and other senior management matters related to the Company's and its subsidiaries' business, administration and policies, in each case as the Company shall reasonably and specifically request by way of written notice to the Consultant, which notice shall specify the services required of the Consultant and shall include all background material necessary for the Consultant to complete such services. The Consultant shall not be required to devote any specified amount
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of time to any such written request and shall be required to devote only so much time to any such written request as the Consultant shall, in its reasonable discretion, deem necessary to complete such services. Such consulting services shall, in the Consultant's reasonable discretion, be rendered in person or by telephone or other communication. The Consultant shall be free of domination or control by the Company over the manner and time of rendering its services hereunder, and the Company shall have no right to dictate or direct the details of the services rendered hereunder. The Consultant shall (i) use its reasonable effects to deal effectively with all subjects submitted to it hereunder and (ii) endeavor to further, by performance of its services hereunder, the policies and objectives of the Company.

                  (b) The Consultant shall perform all such services as an independent contractor to the Company. The Consultant is not an employee, agent or representative of the Company and has no authority to act for or to bind the Company without its prior written consent.

                  (c) This Agreement shall in no way prohibit the Consultant or any partner or employee thereof from engaging in other activities, whether or not competitive with any business of the Company.

                  SECTION 4. Compensation. (a) As consideration for the Consultant's agreement to render the management consulting services set forth in
Section 3 of this Agreement and as compensation for any such services rendered by the Consultant, the Company shall pay the Consultant an annual fee of $300,000 in equal quarterly installments of $75,000 payable in advance on the first day of each fiscal quarter (January 1, April 1, July 1 and October 1) (or, if such date is not a business day in New York City, on the next business day in New York City), with the first such installment to be payable on January 4, 1996.

                  (b) The Company (or, at the Company's option, any subsidiary or affiliate thereof) shall, upon presentation by the Consultant to the Company of such appropriate documentation as may be required by the Company, reimburse the Consultant for all reasonable and necessary expenses and other disbursements incurred by any and all partners, directors, officers, employees or agents of the Consultant in the performance of its obligations hereunder.

                  (c) Nothing in this Agreement shall have the effect of prohibiting the Consultant from receiving from the Company or its subsidiaries, additional incentive or performance based compensation or, on a transaction-by-transaction basis, a fee for financial advisory and consulting services rendered by the Consultant to the Company or its subsidiaries in connection with future acquisitions or dispositions by the Company or its subsidiaries when so requested by the Company. As long as Caryl Chocola and J. Christopher Chocola (together, the "Chocolas")
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collectively own at least 20% of the Company's outstanding common stock, the
Company shall not pay such compensation or fee without the Consent of one of the Chocolas.

                  SECTION 5. Indemnification. The Company shall indemnify and hold harmless the Consultant and its partners, directors, officers, employees, agents and affiliates from and against any and all liabilities, costs, expenses and disbursements (collectively, "Claims") of any kind with respect to or arising from this Agreement or the performance by the Consultant of any services in connection herewith. Notwithstanding the foregoing provision, the Company shall not be liable for any Claim arising from the gross negligence or willful misconduct of the Consultant.

                  SECTION 6. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, or sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                  if to the Consultant:

                  American Securities Capital Partners, L.P.
                  122 East 42nd Street
                  Suite 2400
                  New York, New York 10168
                  Attention:                Mr. Michael G. Fisch
                  Telecopier:               (212) 697-5524
                  Telephone:                (212) 476-8051

                  if to the Company:

                  CTB, Inc.
                  State Road 15 North
                  Post Office Box 2000
                  Milford, Indiana 46542-2000
                  Attention:                J. Christopher Chocola
                  Telecopier:               (219) 658-4171
                  Telephone:                (219) 658-4101

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.
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                  SECTION 7. Benefits of Agreement. This Agreement shall bind and inure to the benefit of any successors to or assigns of the Consultant and the Company; provided, however, that this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

                  SECTION 8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Indiana (without giving effect to principles of conflicts of laws).

                  SECTION 9. Headings. Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

                  SECTION 10. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to its subject matter and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

                  SECTION 11. Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  SECTION 12. Waivers. Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
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                  IN WITNESS WHEREOF, the parties have duly executed this
Management Consulting Agreement as of the date first above written.

                                       CTB, INC.


                                       By: /s/ J. Christopher Chocola
                                          -------------------------------------
                                          Name:  J. Christopher Chocola
                                          Title: President and Chief Executive
                                                 Officer


                                       AMERICAN SECURITIES CAPITAL
                                          PARTNERS, L.P.

                                          By its General Partner
                                          AMERICAN SECURITIES CAPITAL
                                          PARTNER GP CORP.



                                       By: /s/ Michael G. Fisch
                                          -------------------------------------
                                          Name:  Michael C. Fisch
                                          Title: President

                  CTB VENTURES, INC., as holder of all outstanding shares of Common Stock of the Company, hereby consent to the execution and delivery by the Company of the foregoing Agreement.

CTB VENTURES, INC.


By: /s/ David Horing
   ------------------------
    Name: David Horing
    Title: Vice President